Exhibit 3.7

ARTICLES OF ENTITY CONVERSION OF

ADIAL PHARMACEUTICALS, L.L.C.

The undersigned, on behalf of the limited liability company set forth below, pursuant to Title 13.1, Chapter 12, Article 15 of the Code of Virginia, states as follows:

1.	The name of the Virginia limited liability company immediately before the filing of these articles of entity conversion is ADial Pharmaceuticals, L.L.C. The limited liability company shall convert to a Virginia stock corporation and its name shall be

APL Conversion Corp.

2.	The converting limited liability company was originally organized on November 23, 2010 as a Virginia limited liability company with the name ADial Pharmaceuticals, L.L.C.

3.	The plan of entity conversion, pursuant to § 13.1-1083 of the Code of Virginia, is attached hereto as Exhibit A.

4.	The plan of entity conversion was adopted by the limited liability company in accordance with § 13.1-1084 of the Code of Virginia on September 22, 2017.

Signed in the name of the limited liability company by:

/s/ William B. Stilley	September 26, 2017
William B. Stilley
Company Secretary

SCC ID Number: S345366-1

The person signing the articles has been delegated the right and power to manage the business and affairs of the limited liability company.

EXHIBIT A

[See Exhibit 3.8 to registration statement on Form S-1

SEC File No. 333-220368]